SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



     Date of report (Date of earliest event reported): April 25, 2006



                                   Coach, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)


  Maryland                           1-16153                     52-2242751
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  (State of                (Commission File Number)             (IRS Employer
Incorporation)                                               Identification No.)


                    516 West 34th Street, New York, NY 10001
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (212) 594-1850
                                 ---------------
              (Registrant's telephone number, including area code)

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Item 2.02: Results of Operations and Financial Condition.

     On April 25, 2006, Coach, Inc. (the "Company") issued a press release (the "Press Release") in which the Company announced its financial results for its fiscal quarter ended April 1, 2006. All information in the press release is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

     The attached press release includes the following Non-GAAP financial information:

     o The Company's net sales have been presented both including and excluding the effect of currency fluctuation effects from translating foreign-denominated sales into U.S. dollars for the quarter/nine month period and compared to the same quarter/nine month period in the prior fiscal year.

     o The Company has also presented its projected percentage increase in earnings per share for the fourth fiscal quarter both including and excluding the effect of a non-recurring $7 million tax benefit in the prior-year period.

     o The Company's net income and earnings per share have been presented on the attached income statement both including and excluding the effect of stock option expense for the quarter/nine months and compared to the same periods in the prior fiscal year.

     The Company believes that it is appropriate to present this supplemental information, for the following reasons:

     o Presenting the Company's net sales in the attached release without the impact of currency fluctuations will allow investors to better understand the Company's operating and financial results and how such results compare with the Company's prior guidance. In addition, this presentation will help investors and analysts to understand the increase in net sales over the prior-year periods on a constant-currency basis, a valuable measure of relative sales performance in the Company's markets.

     o Presenting the projected percentage increase in earnings per share for the fourth fiscal quarter excluding the effect of a $7 million tax benefit in the year ago period will allow investors to better understand the Company's increased income from operating results without taking into account a one-time, non-recurring tax benefit that occurred in the prior year.

     o Presenting the Company's net income and earnings per share in the attached income statement both with and without the impact of stock option expenses will allow investors to better understand the change in the Company's financial results from last year to the current year and the impact from fiscal 2005 (during which the Company did not expense stock options) to fiscal 2006 of expenses from such compensation on the Company's earnings and earnings per share.

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Item 9.01: Financial Statements and Exhibits.

(c)  Exhibits. The following exhibit is being furnished herewith:

99.1           Text of Press Release, dated April 25, 2006

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2006

                                      COACH, INC.

                                      By: /s/  Carole P. Sadler
                                          --------------------------------------
                                          Carole P. Sadler
                                          Senior Vice President, General Counsel
                                          and Secretary

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                                 EXHIBIT INDEX


99.1 Text of Press Release, dated April 25, 2006